Page one of eighty-six pages.
                                                Exhibit Index is on page five.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 24, 1999

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                   0-15323                 94-2904044
            --------                   -------                 ----------
 (State or Other Jurisdiction     (Commission File           (IRS Employer
        of Incorporation)              Number)             Identification No.)

               6500 Paseo Padre Parkway, Fremont, California 94555
               ---------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (510) 713-7300
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                [Not Applicable]
                                ----------------
         (Former Name or Former Address, if Changed Since Last Report.)

Item 2. Acquisition or Disposition of Assets

      On December 24, 1999, pursuant to an Agreement and Plan of Merger dated as of December 14, 1999 (the "Merger Agreement"), by and among Network Equipment Technologies, Inc., a Delaware corporation ("N.E.T."), IPNow, Inc., a California corporation and wholly-owned subsidiary of N.E.T. ("Sub"), and FlowWise Networks, Inc., a California corporation ("FlowWise"), Sub was merged with and into FlowWise, with FlowWise being the surviving corporation and thereafter a wholly-owned subsidiary of N.E.T. (the "Merger").

      FlowWise, formed in 1996 and based in San Jose, California, develops high-performance router acceleration products that are self-configuring and enable enterprises to enhance the performance of their networks.

      The aggregate purchase price for the outstanding shares of FlowWise capital stock including expenses of approximately $600,000 was $16,000,000. The source of the funds for the acquisition was N.E.T.'s working capital.

      Pursuant to the Merger Agreement, at the effective time of the Merger, (i) each outstanding share of Common Stock of FlowWise ("FlowWise Common Stock") (except for Dissenting Shares (as defined in the Merger Agreement), if any) was converted into the right to receive $0.079936 in cash ($0.006395 of which is conditional and has been withheld to secure certain indemnification obligations (as described below)); and (ii) each outstanding share of Series A Preferred Stock of FlowWise ("Series A Preferred Stock"), Series B Preferred Stock of FlowWise ("Series B Preferred Stock,), and Series C Preferred Stock of FlowWise ("Series C Preferred Stock" and, with the Series A Preferred Stock and Series B Preferred Stock, the "FlowWise Preferred Stock") (except for Dissenting Shares, if any) was converted into the right to receive $1.82955 in cash ($0.14636 of which is conditional and has been withheld to secure certain indemnification obligations (as described below)). Such consideration was determined in arm's-length negotiations between N.E.T. and FlowWise. In addition, at the effective time of the Merger, each option to purchase shares of FlowWise Common Stock was terminated. N.E.T. also agreed, pursuant to the terms of the Merger Agreement, to pay certain obligations of FlowWise.

      Pursuant to the Merger Agreement, the shareholders of FlowWise have agreed to indemnify and hold N.E.T. and its affiliates harmless from losses that N.E.T. or its affiliates may suffer as a result of (i) any breach of, or any inaccuracy in, its representations and warranties of FlowWise made pursuant to the Merger Agreement (and any ancillary documents delivered in connection therewith), (ii) any breach of any covenant or obligation of FlowWise required by the Merger Agreement (or by any ancillary documents delivered in connection therewith), or
(iii) any legal proceeding relating to any inaccuracy, breach or expense of the type referred to above. An aggregate of $1,280,000 of the consideration payable to the shareholders of FlowWise (as described above) will be retained by an escrow agent to secure these indemnification obligations.

      The Merger will be accounted for under the purchase method of accounting.

      The description of the Merger Agreement herein, which is filed as an exhibit to this Form 8-K, does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            (a) Financial Statements.

      The financial statements to be included in Item 7(a) of this Form 8-K shall be filed by amendment no later than sixty (60) days from the filing of this Form 8-K.

      The Registrant is unable to provide the required financial statements as of the filing of this Form 8-K. In accordance with item 7(a) of the instructions to Form 8-K, the Registrant will file the required financial statements as soon as they become available to Registrant, but in no event later than sixty (60) days from the filing of this Form 8-K

            (b) Pro Forma Financial Information.

      The pro forma financial information to be included in Item 7(b) of this Form 8-K shall be filed by amendment no later than sixty (60) days from the filing of this Form 8-K.

            (c) Exhibits.

                  2.1 Agreement and Plan of Merger dated as of December 14, 1999, by and among Network Equipment Technologies, Inc., IPNow, Inc., and FlowWise Networks, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 10, 2000   NETWORK EQUIPMENT TECHNOLOGIES, INC.


                           By:   /s/  HUBERT A.J. WHYTE
                                 --------------------------------------------

                           Name: HUBERT A.J. WHYTE
                                 --------------------------------------------

                           Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                  EXHIBIT INDEX

                                                      Page No. in Sequentially
Exhibit No.          Description                       Numbered Current Report

     2.1         Agreement and Plan of Merger dated               6
                 as of December 14, 1999, by and
                 among Network Equipment
                 Technologies, Inc., IPNow, Inc., and
                 FlowWise Networks, Inc.


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